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                                                                       EXHIBIT A


                      Caraco Announces Management Change

        DETROIT, Feb. 17 /PRNewswire/ -- Caraco Pharmaceutical Laboratories, Ltd. today announced that effective as of February 28, 1998, its CFO Allan Hammer will be leaving the company to pursue other interests. Mr. Hammer was Caraco's Chief Financial Officer, Treasurer, and Corporate Secretary from 1994 and was responsible for financial management of this company during its critical phases including the recent alliance with Sun Pharmaceuticals.
        Sun is a vertically integrated Indian Pharmaceutical Company that went public in October 1994. Its extensive product base includes significant presence in the therapeutic areas of neurology, psychiatry, cardiology, gastroenterology, oncology and anti-infectives.
        Caraco Pharmaceutical Laboratories Ltd., is engaged in the development, manufacture and marketing of generic pharmaceuticals for the ethical and over the counter markets.

SOURCE  Caraco Pharmaceutical Laboratories Ltd.
   -0-                              02/17/98
   /CONTACT:  Narendra Borkar of Caraco, 313-871-8400/
   (CARA)